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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 11, 1999 included in QuadraMed Corporation's Form 8-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement. Our report dated February 17, 1999 included in QuadraMed Corporation's Form 10-K for the year ended December 31, 1998 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.


                                                             ARTHUR ANDERSEN LLP
San Jose, California
October 5, 1999